UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 18, 2011, Streamline Health Solutions, Inc. (“Streamline Health” or the “Company”) informed Joseph O. Brown, II, the Company’s Chief Administration Officer and Chief Information Officer, that his employment would terminate effective March 31, 2011 in connection with cost reductions being undertaken by the Company. Accordingly, Mr. Brown’s employment agreement with the Company and its subsidiaries also will terminate on that date. Upon its termination, the Company will be obligated under the terms thereof to pay him severance of $102,960, which equals 60% of his current salary. The Company and its subsidiaries will have no further obligations to pay any additional compensation to Mr. Brown beyond that date unless the parties agree otherwise after the date hereof. The provisions of his employment agreement that survive the end of his employment term, including without limitation confidentiality and non-competition provisions, shall continue as set forth in the employment agreement.

The employment agreement has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference as shown in Exhibits 10.1(a) and (b) to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1(a)	#	Employment Agreement among Streamline Health Solutions, Inc., Streamline Health, Inc. and Joseph O. Brown, II, effective February 1, 2004 (Previously filed with the Commission, and incorporated herein by reference from, Exhibit 10.1 of the Registrant’s Form 10-Q, as filed with the Commission on December 7, 2007.)
10.1(b)	#	Amendment No. 1 dated November 27, 2007 to the Employment Agreement among Streamline Health Solutions, Inc., Streamline Health, Inc. and Joseph O. Brown, II (Previously filed with the Commission, and incorporated herein by reference from, Exhibit 10.8(b) of the Registrant’s Form 10-K for the fiscal year ended January 31, 2008, as filed with the Commission on April 7, 2008.)

# Management Contracts and Compensatory Arrangements.

Signatures

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: March 24, 2011

By: /s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

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